   As filed with the Securities and Exchange Commission on January 2, 1998
                                                   Registration No. 333-
-------------------------------------------------------------------------------
      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           THE LEARNING COMPANY, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                                              94-2562108
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                    One Athenaeum Street, Cambridge, MA 02142
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                ABC/EA HOME SOFTWARE, INC. 1994 STOCK OPTION PLAN
                  CREATIVE WONDERS, INC. 1997 STOCK OPTION PLAN
                  ---------------------------------------------

                            (Full title of the Plans)

                              Neal S. Winneg, Esq.
                       Vice President and General Counsel
                           The Learning Company, Inc.
                              One Athenaeum Street
                         Cambridge, Massachusetts 02142
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (617) 494-1200
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
      Title of                                       Proposed                Proposed
     Securities                 Amount                Maximum                 Maximum                 Amount of
       to be                     to be             Offering Price            Aggregate               Registration
     Registered              Registered(1)            Per Share          Offering Price (2)              Fee
     ----------              -------------         ---------------       ------------------          ------------

  Common Stock,             274,084 shares               (2)                 $962,089.07                $283.82
  $.01 par value
  per share
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Consists of (i) 189,219 shares issuable under the ABC/EA Home Software, Inc. 1994 Stock Option Plan and (ii) 84,865 shares issuable under the Creative Wonders, Inc. 1997 Stock Option Plan.

(2) The offering price is computed pursuant to paragraph (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the price at which the options may be exercised, with the maximum exercise price per share being $17.96.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the ABC/EA Home Software, Inc. 1994 Stock Option Plan and the Creative Wonders, Inc. 1997 Stock Option Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Learning Company, Inc. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

                  (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (c) The description of the Common Stock, $.01 par value per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Neal S. Winneg, General Counsel of the Registrant. Mr. Winneg owns options to purchase an aggregate of 98,750 shares of Common Stock, which are or become exercisable in periodic installments through January 1999.

         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 8 of the Company's Restated Certificate of Incorporation provides for elimination of directors' personal liability and indemnification as follows:

         "8.      LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

         8.1 ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8.2      INDEMNIFICATION AND INSURANCE

                  8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  8.2.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

                  8.2.3 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law."

         The Registrant has purchased directors' and officers' liability insurance which would indemnify the directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         Item 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

         Item 9.  UNDERTAKINGS.

         1.       The Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of January, 1998.

                                                 THE LEARNING COMPANY, INC.


                                                 By: /s/ Michael J. Perik
                                                     ---------------------------
                                                     Michael J. Perik
                                                     Chairman of the Board and
                                                     Chief Executive Officer


                                POWER OF ATTORNEY


         We, the undersigned officers and directors of The Learning Company, Inc. hereby severally constitute Michael J. Perik, R. Scott Murray and Neal S. Winneg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable The Learning Company, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                               Capacity                                  Date
   ----------                               --------                                  ----


 /s/ Michael J. Perik               Chairman of the Board                       December 31, 1997
------------------------------      and Chief Executive Officer
Michael J. Perik                    (Principal Executive Officer)


 /s/ R. Scott Murray                Executive Vice President                    December 31, 1997
------------------------------      and Chief Financial Officer
R. Scott Murray                     (Principal Financial and
                                    Accounting Officer)


 /s/ Kevin O'Leary                  Director and President                      December 31, 1997
------------------------------
Kevin O'Leary


 /s/ Lamar Alexander                Director                                    December 31, 1997
------------------------------
Lamar Alexander


 /s/ Michael A. Bell                Director                                    December 31, 1997
------------------------------
Michael A. Bell


 /s/ James C. Dowdle                Director                                    December 31, 1997
------------------------------
James C. Dowdle


 /s/ Robert Gagnon                  Director                                    December 31, 1997
------------------------------
Robert Gagnon


 /s/ Charles L. Palmer              Director                                    December 31, 1997
------------------------------
Charles L. Palmer


 /s/ Carolynn N. Reid-Wallace       Director                                    December 31, 1997
------------------------------
Carolynn N. Reid-Wallace


                                    Director                                    December 31, 1997
------------------------------
Robert A. Rubinoff


                                    Director                                    December 31, 1997
------------------------------
Scott M. Sperling

 /s/ Anthony J. DiNovi              Director                                    December 31, 1997
------------------------------
Anthony J. DiNovi


 /s/ Mark E. Nunnelly               Director                                    December 31, 1997
------------------------------
Mark E. Nunnelly


 /s/ Paul J. Zepf                   Director                                    December 31, 1997
------------------------------
Paul J. Zepf

                                  EXHIBIT INDEX


Exhibit
Number
-------

 4.1(1)           Restated Certificate of Incorporation, as amended

 4.2(1)           By-Laws, as amended

 5                Opinion of Neal S. Winneg, Esq.

23.1              Consent of Coopers & Lybrand L.L.P., Independent Accountants

23.2              Consent of Neal S. Winneg, Esq. (included in Exhibit 5).

24 Power of Attorney (included in the signature pages of this Registration Statement).











------------------

     (1) Incorporated herein by reference to exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 6, 1996.